UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Frontdoor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38617	82-3871179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway,
Memphis, Tennessee		38125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 901 701-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, the Board of Directors (the “Board”) of Frontdoor, Inc. (the “Company”) unanimously elected Hilla Sferruzza as a director of the Company, and appointed her as a member of the Audit Committee of the Board, effective immediately. Ms. Sferruzza is the Executive Vice President and Chief Financial Officer of Meritage Homes (NYSE: MTH), a real estate development company that constructs energy-efficient and affordable entry-level and first move-up homes. Ms. Sferruzza will stand for re-election at the Company’s 2027 annual meeting of stockholders.

There were no arrangements or understandings pursuant to which Ms. Sferruzza was elected as a director. The Board has affirmatively determined, under Nasdaq listing standards and the Company’s Corporate Governance Guidelines, that Ms. Sferruzza is “independent.”

Ms. Sferruzza will receive the Company’s standard compensation provided to all of the Company’s non-employee directors for service on the Board, which is currently $90,000 per annum, payable quarterly in cash, and $180,000 per annum, payable in shares of fully vested common stock of the Company, par value per $0.01 share (the “Shares”), issued under the Company’s 2018 Omnibus Incentive Plan annually at the time of the annual meeting of stockholders unless the director has elected to defer the receipt of the Shares to a point in the future. Ms. Sferruzza will also receive the Company’s standard compensation provided to all members of the Audit Committee of the Board, which is currently $12,500 per annum, payable quarterly in cash. The initial cash amount payable to Ms. Sferruzza will be prorated with respect to fiscal year 2026 based on her time of service on the Board and the Audit Committee. The initial grant of Shares payable to Ms. Sferruzza will be prorated from the commencement of her time of service on the Board to the date of the first anniversary of the Company’s 2026 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

A press release announcing the election of Ms. Sferruzza as a director, as described above, is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Frontdoor, Inc., dated June 29, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTDOOR, INC.

Dated: June 29, 2026	By:	/s/ Jeffrey A. Fiarman
Name: Jeffrey A. Fiarman Title: Senior Vice President and Chief Legal Officer